
<ARTICLE> 5
<LEGEND>
The schedule contains financial information extracted from the Company's
Quarterly Report for the nine month period ended March 29, 1998, and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1000

<PERIOD-TYPE>                                   9-MOS
<FISCAL-YEAR-END>                            JUN-28-1998
<PERIOD-END>                                 MAR-29-1998
<CASH>                                         $12,585
<SECURITIES>                                        $0
<RECEIVABLES>                                 $199,010
<ALLOWANCES>                                    $8,412
<INVENTORY>                                   $132,198
<CURRENT-ASSETS>                              $337,908
<PP&E>                                      $1,082,883
<DEPRECIATION>                                $470,212
<TOTAL-ASSETS>                              $1,244,805
<CURRENT-LIABILITIES>                         $142,533
<BONDS>                                       $433,229
<PREFERRED-MANDATORY>                               $0
<PREFERRED>                                         $0
<COMMON>                                        $6,162
<OTHER-SE>                                    $600,656<F1>
<TOTAL-LIABILITY-AND-EQUITY>                $1,244,805
<SALES>                                     $1,018,924
<TOTAL-REVENUES>                            $1,018,924
<CGS>                                         $852,267
<TOTAL-COSTS>                                 $852,267
<OTHER-EXPENSES>                                    $0
<LOSS-PROVISION>                                $1,814
<INTEREST-EXPENSE>                             $10,843
<INCOME-PRETAX>                               $140,330
<INCOME-TAX>                                   $46,500
<INCOME-CONTINUING>                            $93,830
<DISCONTINUED>                                      $0
<EXTRAORDINARY>                                     $0
<CHANGES>                                       $4,636
<NET-INCOME>                                   $89,194
<EPS-PRIMARY>                                    $1.45<F2>
<EPS-DILUTED>                                    $1.44<F2>

<F1>Note 1:  Other Stockholders Equity of $600,656 is comprised of capital in excess of par value of $22,239, Retained of $590,284 and Cumulative Translation Adjustment of $(11,867).

<F2>Note 2:  Pursuant to FASB 128, "Earnings per share" which the Company adopted in the second fiscal quarter, the Company changed its method of calculating basic earnings per share, the dilutive effect of stock options are excluded. Basic earnings per share as reflected in the above schedule, has been calculated to conform with the new pronouncement.














